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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 10/A
                                (Amendment No. 2)


                   GENERAL FORM FOR REGISTRATION OF SECURITIES
     Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

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                         FSP 50 South Tenth Street Corp.
             (Exact name of registrant as specified in its charter)

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                 Delaware                                  20-5530367
     (State or other jurisdiction of                    (I.R.S. Employer
      incorporation or organization)                  Identification No.)

                         401 Edgewater Place, Suite 200
                            Wakefield, MA 01880-6210
                    (Address of principal executive offices)


                                 (781) 557-1300
              (Registrant's telephone number, including area code)

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        Securities to be registered pursuant to Section 12(b) of the Act:

                                      None

        Securities to be registered pursuant to Section 12(g) of the Act:

                    Preferred Stock, $.01 par value per share
                                (Title of class)

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                                Explanatory Note


This Amendment No. 2 on Form 10/A to the Registrant's Registration Statement on Form 10 (File No. 000-52551) is being filed solely for the purpose of filing an exhibit, and no changes or additions are being made to any of the items of the Registration Statement on Form 10.


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                                    SIGNATURE


      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment no. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 28, 2007                 FSP 50 SOUTH TENTH STREET CORP.



                                    By: /s/ George J. Carter
                                        --------------------------
                                       George J. Carter
                                       President

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                                      EXHIBIT INDEX

Exhibit No.       Description
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  3.1*            Amended and Restated Certificate of Incorporation

  3.2*            By-Laws

  4.1*            Loan Agreement

  4.2* Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing

  4.3*            Promissory Note

  10.1*           Ryan Lease, as amended

  10.2*           Oracle USA Lease, as amended

  10.3*           Asset Management Agreement

  10.4*           Management Agreement

  10.5*           Voting Agreement

  21.1*           Subsidiaries of the Registrant


  99.1*           Financial Statements of FSP 50 South Tenth Street Corp.


  99.2            Pro Forma Financial Information of FSP 50 South Tenth Street
                  Corp.

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* Previously filed.